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                                                                    EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm


The Board of Directors
HealthSpring, Inc.:


We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

As discussed in Note 1 to NewQuest, LLC and subsidiaries consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.



/s/ KPMG LLP


Nashville, Tennessee
February 7, 2006